Exhibit 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Annual Report of National Golf Emporium, Inc. (the “Company”) on Form 10-K for the year ending September 30, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Bryan Sawarynski, Chief Executive Officer and Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Annual Report on Form 10-K for the year ending September 30, 2009, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Annual Report on Form 10-K for the year ending September 30, 2009, fairly presents, in all material respects, the financial condition and results of operations of National Golf Emporium, Inc.

Date: November 13, 2009

By:	/s/ Bryan Sawarynski
Bryan Sawarynski
Chief Executive Officer,